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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to use in this Registration Statement on Form N-2 of our report dated December 12, 2003, relating to the financial statement of Cohen & Steers REIT and Utility Income Fund, Inc. as of December 10, 2003, which appears in such Registration Statement. We also consent to the reference to us under the heading "Counsel and Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
December 18, 2003